Exhibit 5.1

December 17, 2010

Response Genetics, Inc.
1640 Marengo St., 6th Floor
Los Angeles, California 90033

Ladies and Gentlemen:

We have acted as counsel to Response Genetics, Inc., a Delaware corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-3, as may be amended from time to time (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”) relating to the issuance and sale from time to time of an aggregate initial offering price of up to $15,000,000 of (i) shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”), and (ii) warrants to purchase Common Stock (the “Warrants”).  The Common Stock and Warrants are herein collectively referred to as the “Securities.”

We have examined such documents as we have considered necessary for purposes of this opinion, including (i) the Registration Statement; (ii) the Certificate of Incorporation of the Company, as amended to date; (iii) the Restated By-laws of the Company, as amended to date; (iv) certain resolutions of the Board of Directors of the Company relating to the Securities and related matters and (v) and other records and documents that we have deemed necessary for the purpose of this opinion.  We have also examined such other records, documents, papers, statutes and authorities as we have deemed necessary to form a basis for the opinions hereinafter expressed.

As to questions of fact material to the opinions expressed below, we have relied without independent check or verification upon certificates and comparable documents of public officials and officers and representatives of the Company and statements of fact contained in the documents we have examined.  In our examination and in rendering our opinions contained herein, we have assumed (i) the genuineness of all signatures of all parties; (ii) the authenticity of all corporate records, documents, agreements, instruments and certificates submitted to us as originals and the conformity to original documents and agreements of all documents and agreements submitted to us as conformed, certified or photostatic copies; and (iii) the capacity of natural persons.  With respect to certain factual matters, we have relied upon a certificate of an officer of the Company.

Response Genetics, Inc.
December 17, 2010

In connection with the opinions expressed below, we have assumed that, at or prior to the time of the delivery of any such Security, (i) the Company shall have duly established the terms of such Security and duly authorized the issuance and sale of such Security and such authorization shall not have been modified or rescinded; (ii) each party to any document entered into connection with the issuance or delivery of any such Security other than the Company shall have the power, corporate or other, to enter into and perform all obligations in accordance with the documents to be executed by such parties, and we have also assumed that upon the execution and delivery by such parties of such documents that such documents shall constitute valid and binding obligations of such parties; (iii) the Registration Statement and any amendments thereto shall be effective under the Securities Act and comply with all applicable laws and such effectiveness shall not have been terminated or rescinded; (iv) the appropriate prospectus supplement, free writing prospectus or term sheet relating to the Securities offered thereby will be prepared and filed with the Securities and Exchange Commission in compliance with the Securities Act and will comply with applicable laws at the time the Securities are offered or issued; (v) all Securities will be issued and sold in compliance with the applicable provisions of the Securities Act and in compliance with the “blue sky” laws of certain states and in the manner stated in the Registration Statement and the applicable prospectus supplement; (vi) there shall not have occurred any change in law affecting the validity or enforceability of such Security; (vii) the number of shares of Common Stock, as the case may be, offered pursuant to the Registration Statement does not exceed, at the time of issuance, the authorized but unissued shares of Common Stock, as the case may be, (viii) any Securities issuable upon conversion, exercise or exchange of any Securities being offered or issued will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exercise or exchange and (ix) the Company has timely filed all necessary reports pursuant to the Securities Exchange Act of 1934, as amended, which are incorporated into the Registration Statement by reference.

We have also assumed that none of the terms of any Security to be established subsequent to the date hereof, nor the issuance and delivery of such Security, nor the compliance by the Company with the terms of such Security nor the documents governing such Securities will violate any applicable law or will result in a violation of, or constitute a default or breach under, any provision of any instrument or agreement then binding upon the Company, any restriction imposed by any court or governmental body having jurisdiction over the Company or any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority.

A.           Based on the foregoing, and subject to the qualifications and assumptions set forth herein, we are of the opinion that:

1.      With respect to the Common Stock, (i) when all necessary and appropriate corporate action  has been taken by the Company and its stockholders, including to authorize and approve the issuance of any Common Stock, the terms of the offering thereof and related matters, the Common Stock will be duly and validly authorized and (ii) when the shares of Common Stock have been issued, delivered and paid for in accordance with the terms set forth in the Registration Statement, the supplement or supplements to the prospectus included therein and the applicable definitive purchase, underwriting or similar agreement, the Common Stock will be validly issued, fully paid and nonassessable.

Response Genetics, Inc.
December 17, 2010

2.      With respect to the Warrants, when (i) (A) all necessary and appropriate corporate action has been taken by the Company and its stockholders, including to authorize and approve the issuance and terms of the Warrants, the terms of the offering thereof and related matters and (B) a warrant agreement relating to Warrants, and each amendment thereof or supplement thereto (each such warrant agreement, as so amended or supplemented, being referred to as a “Warrant Agreement”), has been duly executed and delivered by the parties thereto, assuming the legality and validity of the Common Stock underlying such Warrants, the Warrants will be duly and validly authorized, and (ii) the Warrants are duly executed by the Company, authenticated by the warrant agent and issued, delivered and paid for and in accordance with the terms set forth in the Registration Statement, the supplement or supplements to the prospectus included therein, the Warrant Agreement and the applicable definitive purchase, underwriting or similar agreement, assuming the documents governing the Warrants are governed by New York law, the Warrants will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms and will entitle the holders thereof to the rights specified in the Warrant Agreement.

B.  The foregoing opinions are subject to the following assumptions, qualifications and exceptions:

The opinions expressed herein are limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States as in effect on the date of this opinion typically applicable to transactions of the type contemplated by this opinion and to the specific legal matters expressly addressed herein, and no opinion is expressed or implied with respect to the laws of any other jurisdiction or any legal matter not expressly addressed herein.

The opinions set forth above are qualified in that the legality or enforceability of the documents referred to therein may be (a) subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, (b) limited insofar as the remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and the discretion of the court before which any enforcement thereof may be sought, and (c) subject to general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) including principles of commercial reasonableness or conscionability and an implied covenant of good faith and fair dealing.  Insofar as provisions of any of the documents referenced in this opinion letter provide for indemnification or contribution, the enforcement thereof may be limited by public policy considerations.

Response Genetics, Inc.
December 17, 2010

We express no opinion as to provisions of the documents referenced in this opinion letter insofar as such provisions relate to (i) the subject matter jurisdiction of a United States federal court to adjudicate any controversy relating to such documents, (ii) the waiver of inconvenient forum with respect to proceedings in any such United States federal court, (iii) the waiver of right to a jury trial, (iv) the validity or enforceability under certain circumstances of provisions of the documents with respect to severability or any right of setoff, or (v) limitations on the effectiveness of oral amendments, modifications, consents and waivers.

This letter speaks only as of the date hereof and is limited to present statutes, regulations and administrative and judicial interpretations.  We undertake no responsibility to update or supplement this letter after the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the Registration Statement and the related prospectus or any prospectus supplement thereto.  In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours,